Exhibit 99.1

CONTACTS Media: Mary Kay Dodero T +1 734.254.7704 Mary.Kay.Dodero@adient.com Investors: Mark Oswald T +1 734.254.3372 Mark.A.Oswald@adient.com

Adient reports preliminary financial results for full year fiscal 2018

PLYMOUTH, Mich., October 19, 2018 – Adient (NYSE: ADNT), a global leader in automotive seating, today announced preliminary financial results for full year fiscal 2018. On a preliminary basis, based on the information currently available, the company expects:

•  Full year 2018 revenue of approximately $17.4B, in-line with prior guidance of approximately $17.5B

•  Full year 2018 Adjusted-EBITDA of approximately $1.2B vs. prior guidance of approximately $1.25B

•  Full year 2018 free cash flow (defined as operating cash flow less capital expenditures and excluding the impact of the accounts receivable financing facility initiated in Q3) of approximately $0, in-line with prior guidance of between $0 and $(100)M

“While sales and free cash flow were delivered in-line with our commitments, challenges within our Seat Structures and Mechanisms (SS&M) segment, and to a lesser extent, within our Interiors segment (YFAI), were the primary factors behind our earnings shortfall,” said Fritz Henderson, chairman of the company’s Board of Directors. “The management team, led by Doug DelGrosso, the company’s newly appointed president and CEO, is working with urgency to execute our transformation plan focused on better operational execution to drive meaningful improvements in profitability and free cash flow”.

In addition, the company expects its Q4 fiscal 2018 GAAP results to be impacted by certain material one-time, non-cash charges associated with asset impairments (within the SS&M and Interiors segments) and the recording of valuation allowances against certain deferred tax assets. Further details of Adient’s Q4 and full year fiscal 2018 results will be provided during the company’s fourth quarter 2018 earnings call on November 9, 2018.

Use of Non-GAAP Financial Information

This press release contains expectations of Adient’s financial results which are not presented in accordance with U.S. GAAP. Specifically, expected Adjusted EBITDA is defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related costs, incremental “Becoming Adient” costs, separation costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items.

Adient’s management believes this information is useful to investors by providing important supplemental information regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider Adjusted EBITDA as an alternative to related GAAP measures. Management uses Adjusted EBITDA to measure the performance of Adient’s operations and for internal reporting, planning and forecasting purposes.

About Adient:

Adient is a global leader in automotive seating. With 85,000 employees operating in 238 manufacturing/assembly plants in 34 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing – and into more than 25 million vehicles every year. For more information on Adient, please visit adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the impact of tax reform legislation through the Tax Cuts and Jobs Act, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the ability of Adient to execute its SS&M turnaround plan, the ability of Adient to identify, recruit and retain key leadership, the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on November 22, 2017 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon

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